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                                                               Exhibit 23.3

                    CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 19, 1999 (May 5, 2000 as to Note 15) relating to the financial statements of ValiCert Inc. as of December 31, 1998 and for each of the two years then ended, which appear in this Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 21, 2000